UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	20-3538156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 31, 2009, The Southern Company (“Southern Company”) and MC Asset Recovery, LLC (“MC Asset Recovery”) entered into a settlement agreement resolving claims asserted by MC Asset Recovery in MC Asset Recovery, LLC v. Southern Company, a suit pending in the Northern District of Georgia (the “Southern Company Litigation”). Southern Company has filed a Form 8-K dated April 2, 2009, that describes the settlement and the claims that it resolves. The settlement provides for Southern Company to pay $202 million to MC Asset Recovery in settlement of all claims asserted in the Southern Company Litigation. That payment to MC Asset Recovery will result in Mirant Corporation (“Mirant”) being reimbursed the funds it has provided to MC Asset Recovery but will not otherwise benefit Mirant, for the reasons described below.

MC Asset Recovery is a subsidiary of Mirant created at the time Mirant emerged from bankruptcy in January 2006 to pursue certain claims on behalf of Mirant’s former creditors and former equity holders. While wholly owned by Mirant, MC Asset Recovery is governed by managers that are independent of Mirant and its other subsidiaries.

Under the Plan of Reorganization that became effective for Mirant on January 3, 2006 (“Plan”), Mirant and its subsidiaries that were in bankruptcy transferred to MC Asset Recovery various causes of action, including the claims asserted in the Southern Company Litigation. The Plan required Mirant to make contributions to MC Asset Recovery as necessary to pay professional fees and certain other costs reasonably incurred by MC Asset Recovery, and provided that Mirant would be reimbursed for such funding from any recoveries obtained by MC Asset Recovery. Under the Plan, any cash recoveries received by MC Asset Recovery from the claims transferred to it, net of costs incurred in prosecuting the actions (including all capital contributions from Mirant), are to be distributed to the unsecured creditors of Mirant in the bankruptcy proceedings and the holders of the equity interests in Mirant immediately prior to the effective date of the Plan.

Once the settlement of the Southern Company Litigation has been effectuated, Mirant expects to receive reimbursement of approximately $51 million for the funds it has provided to MC Asset Recovery. Mirant expects that MC Asset Recovery will use some of the funds it receives under the settlement to pay fees owed to the managers of MC Asset Recovery and other expenses of MC Asset Recovery not previously funded by Mirant, and that MC Asset Recovery will reserve some portion of those funds to pay future expenses. Pursuant to Mirant’s Plan of Reorganization, the remainder of the amount recovered by MC Asset Recovery will be distributed fifty percent to the class of Mirant debtors identified in the plan as Mirant Debtor Class 3 – Unsecured Claims and fifty percent to Mirant Debtor Class 5 – Equity Interests.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2009

Mirant Corporation

By:	/s/ Thomas Legro
Thomas Legro Senior Vice President and Controller (Principal Accounting Officer)